SUPPLEMENT TO
AMENDED AND RESTATED
INVESTMENT ADVISORY
CONTRACT

PIMCO Funds
650 Newport
Center Drive
Newport Beach,
California 92660

February 14,
2017

Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO  Funds:  Private  Account  Portfolio
Series PIMCO  Short Term  Floating  NAV
Portfolio IV (the Portfolio)

Dear Sirs:

As provided in the Amended and Restated Investment
Advisory Contract between PIMCO Funds (the Trust)
and  Pacific  Investment  Management  Company
LLC  (the Adviser),   dated February 23, 2009 (the
Contract), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Portfolio to Exhibit A and to make other changes to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

This Supplement and the Contract shall become effective with respect to the Portfolio on February
14, 2017 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Portfolio only so long as such continuance is specifically approved at least annually by (a) the Trusts Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company
Act of 1940, as amended (the 1940 Act)) of the Portfolio, and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trusts Trustees who are not parties to the Contract or interested persons (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
This Supplement and the Contract may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trusts entire Board of Trustees on 60 days written notice to the Adviser or by the Adviser on 60 days written notice to the Trust.

The   Declaration   of   Trust   establishing   the
Trust,   as   amended   and   restated   effective
November 4, 2014, a copy of which, together with all amendments thereto (the Declaration), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name PIMCO Funds refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

Fund exhibit A (as of Feburary 14, 2014)
Pimco Funds

Fund	                          Investment Advisory
                                          Fee

PIMCO All Asset All Authority Fund                 0.20%
PIMCO All Asset Fund                               0.175%
PIMCO California Intermediate
Municipal Bond Fund                                0.225%
PIMCO California Municipal Bond Fund               0.21%
PIMCO California Short Duration
Municipal Income Fund                              0.18%
PIMCO Capital Securities and Financials Fund       0.44%
PIMCO CommoditiesPLUS(d) Strategy Fund             0.49%
PIMCO CommodityRealReturn Strategy Fund            0.49%
PIMCO Credit Absolute Return Fund                  0.60%
PIMCO Diversified Income Fund                      0.45%
PIMCO Emerging Local Bond Fund                     0.45%
PIMCO Emerging Markets Bond Fund                   0.45%
PIMCO Emerging Markets Corporate Bond Fund         0.55%
PIMCO Emerging Markets Currency Fund               0.45%
PIMCO Emerging Markets Full Spectrum Bond Fund     0.59%
PIMCO Extended Duration Fund                       0.25%
PIMCO Foreign Bond Fund (U.S. Dollar Hedged)       0.25%
PIMCO Foreign Bond Fund (Unhedged)                 0.25%
PIMCO Global Advantage Strategy Bond Fund          0.40%
PIMCO Global Bond Fund (U.S. Dollar Hedged)        0.25%
PIMCO Global Bond Fund (Unhedged)                  0.25%
PIMCO Global Multi Asset Fund                      0.90%
PIMCO GNMA Fund                                    0.25%
PIMCO Government Money Market Fund                 0.12%
PIMCO High Yield Fund                              0.25%
PIMCO High Yield Municipal Bond Fund               0.30%
PIMCO High Yield Spectrum Fund                     0.30%
PIMCO Income Fund                                  0.25%
PIMCO Inflation Response Multi Asset Fund          0.44%
PIMCO Investment Grade Corporate Bond Fund         0.25%
PIMCO Long Duration Total Return Fund              0.25%
PIMCO Long Term Credit Fund                        0.30%
PIMCO Long Term U.S. Government Fund		   0.225%
PIMCO Low Duration ESG Fund		           0.25%
PIMCO Low Duration Fund		                   0.25%
PIMCO Low Duration Fund II		           0.25%
PIMCO Low Duration Income Fund		           0.30%
PIMCO Moderate Duration Fund		           0.25%
PIMCO Mortgage Opportunities Fund		   0.35%
PIMCO Mortgage Backed  Securities Fund		   0.25%
PIMCO Multi Strategy Alternative Fund		   1.05%
PIMCO Municipal Bond Fund		           0.20%
PIMCO National Intermediate Municipal Bond Fund	   0.22%
PIMCO New York Municipal Bond Fund		   0.225%
PIMCO RAE Fundamental Advantage PLUS Fund	   0.64%
PIMCO RAE Fundamental PLUS EMG Fund		   0.85%
PIMCO RAE Fundamental PLUS Fund		           0.54%
PIMCO RAE Fundamental PLUS International Fund      0.57%
PIMCO RAE Fundamental PLUS Small Fund		   0.59%
PIMCO RAE Low Volatility PLUS EMG Fund		   0.85%
PIMCO RAE Low Volatility PLUS Fund		   0.54%
PIMCO RAE Low Volatility PLUS
International Fund		                   0.57%
PIMCO RAE Worldwide Fundamental
Advantage PLUS Fund		                   0.74%
PIMCO RAE Worldwide Long/Short PLUS Fund	   0.94%
PIMCO Real Return Asset Fund		           0.30%
PIMCO Real Return Fund		                   0.25%
PIMCO Real Return Limited Duration Fund		   0.20%
PIMCO RealEstateRealReturn Strategy Fund           0.49%
PIMCO REALPATH 2020 Fund1		           0.53%
PIMCO REALPATH 2025 Fund2		           0.55%
PIMCO REALPATH 2030 Fund3                          0.58%
PIMCO REALPATH 2035 Fund4		           0.60%
PIMCO REALPATH 2040 Fund5		           0.60%
PIMCO REALPATH 2045 Fund6                          0.62%
PIMCO REALPATH 2050 Fund7                          0.62%
PIMCO REALPATH 2055 Fund8                          0.62%
PIMCO REALPATHIncomeFund		           0.50%
PIMCO Senior Floating Rate Fund		           0.40%
PIMCO Short Asset Investment Fund		   0.20%
PIMCO Short Duration Municipal Income Fund	   0.18%
PIMCO Short Term Fund		                   0.25%
PIMCO StocksPLUS(r) Absolute Return Fund           0.39%
PIMCO StocksPLUS(r) Fund		           0.25%
PIMCO StocksPLUS(r) International
Fund (U.S. Dollar Hedged)		           0.45%
PIMCO StocksPLUS(r) International Fund (Unhedged)  0.39%
PIMCO StocksPLUS(r) Long Duration Fund		   0.35%
PIMCO StocksPLUS(r) Short Fund		           0.39%
PIMCO StocksPLUS(r) Small Fund		           0.44%
PIMCO Tax Managed Real Return Fund		   0.25%
PIMCO Total Return ESG Fund		           0.25%
PIMCO Total Return Fund		                   0.25%
PIMCO Total Return Fund II		           0.25%
PIMCO Total Return Fund IV		           0.25%
PIMCO TRENDS Managed Futures Strategy Fund	   1.15%
PIMCO Unconstrained Bond Fund		           0.60%
PIMCO Unconstrained Tax Managed Bond Fund	   0.40%

Private Account Portfolio Series

PIMCO Asset Backed Securities Portfolio		   0.02%
PIMCO Emerging Markets Portfolio		   0.02%
PIMCO High Yield Portfolio		           0.02%
PIMCO International Portfolio		           0.02%
PIMCO Investment Grade Corporate Portfolio	   0.02%
PIMCO Long Duration Corporate Bond Portfolio	   0.02%
PIMCO Low Duration Portfolio		           0.02%
PIMCO Moderate Duration Portfolio	 	   0.02%
PIMCO Mortgage Portfolio		           0.02%
PIMCO Municipal Sector Portfolio		   0.02%
PIMCO Real Return Portfolio		           0.02%
PIMCO Senior Floating Rate Portfolio               0.02%
PIMCO Short Term Floating NAV Portfolio II         0.02%
PIMCO Short Term Floating NAV Portfolio III9       0.02%
PIMCO Short Term Floating NAV Portfolio IV9        0.00%
PIMCO Short Term Portfolio                         0.02%
PIMCO U.S. Government Sector Portfolio             0.02%


(1)  Effective April, 2020, the Funds investment advisory
fee will be reduced to 0.50%.
(2)  Effective April, 2020, the Funds investment advisory
fee will be further reduced to 0.53%. Effective
April], 2025, the Funds investment advisory fee will
be further reduced to 0.50%.
(3)  Effective Aprill, 2020, the Funds investment advisory
fee will be further reduced to 0.55%. Effective
April], 2025, the Funds  investment advisory fee will
be further reduced to 0.53%. Effective April],
2030, the Funds  investment advisory fee will be
further reduced to 0.50%.
(4)  Effective April, 2020, the Funds  investment
advisory fee will be reduced to 0.58%. Effective April
1, 2025, the Funds  investment advisory fee will be
further reduced to 0.55%. Effective April], 2030, the
Funds  investment  advisory  fee will be further
reduced  to 0.53%.  Effective  April  1, 2035,  the
Funds investment advisory fee will be further reduced
to 0.50%.
(5)  Effective April, 2025, the Funds investment advisory
fee will be further reduced to 0.58%. Effective
April I, 2030, the Funds  investment advisory fee will
be further reduced to 0.55%. Effective April I,
2035, the Funds  investment advisory fee will be
further reduced to 0.53%.
(6)  Effective April I, 2020, the Funds  investment
advisory fee will be reduced to 0.60%. Effective April
1, 2030, the Funds  investment advisory fee will be
further reduced to 0.58%. Effective April], 2035, the
Funds investment advisory fee will be further reduced
to 0.55%.
(7)  Effective April, 2025, the Funds  investment
advisory fee will be reduced to 0.60%. Effective April
1, 2035, the Funds investment advisory fee will be
further reduced to 0.58%.
(8)  Effective April, 2030, the Funds investment advisory
fee will be further reduced to 0.60%. Effective
April], 2040, the Funds investment advisory fee will
be further reduced to 0.58%.
(9)   PIMCO Short Term  Floating NAV Porifolio III and
PIMCO Short Term  Floating NAV Portfolio IV (the
Short Term Floating NAV Porifolios)  will be offered
only to other series of the PIMCO Funds (each an
Investing  Fund)  or other  series of registered
investment  companies  for which PIMCO serves as
investment  adviser.   The PIMCO Short Term Floating
NAV Portfolios,  and their wholly- owned  subsidiaries
(if any),  do not pay an investment  advisory  fee to
PIMCO.   By investing  in a PIMCO Short Term
Floating NAV Porifolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PIMCO Short Term Floating NAV
Portfolio, and its wholly owned subsidiary (if any), under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

Name: Henrik Larsen
Titel: Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

NAME: Peter Strelow
Title: Managing Director


PIMCO FUNDS, on behalf of its series PIMCO
Funds: Private Account Portfolio Series PIMCO Short
Term Floating NAV Portfolio III and PIMCO Funds:
Private Account Portfolio Series IM Short Term
Floating NAV Portfolio IV

Name: Henrik Larsen
Titel: Vice President